                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              ARGO BANCORP, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                              Argo Bancorp, Inc.
                             7600 West 63rd Street
                            Summit, Illinois 60501
                                (708) 496-6010


                                                                  March 31, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Argo Bancorp, Inc. (the "Company"), the holding company for Argo Federal Savings Bank, FSB (the "Savings Bank"), Summit, Illinois, and On-Line Financial Services, Inc. ("On-Line"), Oak Brook, Illinois, which will be held on April 27, 1999, at 3:00 p.m., at 7600 West 63rd Street, Summit, Illinois 60501.

     The attached notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company as well as a representative of Crowe, Chizek and Company LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions from our stockholders.

     The scheduled business of the Annual Meeting shall be the election of one director and the ratification of the appointment of Crowe, Chizek and Company LLP as independent auditors for the fiscal year ending December 31, 1999.

     The Board of Directors of the Company has determined that the matter to be considered at the Annual Meeting is in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote "FOR" the matters to be considered.

     Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

     On behalf of the Board of Directors and all of the employees of the Company and its subsidiaries, I wish to thank you for your continued support. We appreciate your interest.

                                    Sincerely yours,

                                    /s/ John G. Yedinak

                                    John G. Yedinak
                                    Chairman of the Board of Directors

                               Argo Bancorp, Inc.
                             7600 West 63rd Street
                            Summit, Illinois  60501
                                 (708) 496-6010


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On April 27, 1999



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Argo Bancorp, Inc. (the "Company") will be held on April 27, 1999 at 3:00 p.m., at 7600 West 63rd Street, Summit, Illinois 60501.

     The Annual Meeting is for the purpose of considering and voting upon the following matters:

     1. The election of one director for a term of three years or until a successor is elected and qualified;

     2. The ratification of the appointment of Crowe, Chizek and Company LLP as independent auditors for the fiscal year ending December 31, 1999; and

     3. Such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has established March 23, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available at Argo Federal Savings Bank, FSB, 7600 West 63rd Street, Summit, Illinois, 60501, for a period of ten days prior to the Annual Meeting and will also be available at the meeting itself.

                                    By Order of the Board of Directors

                                    /s/ Frances M. Pitts

                                    Frances M. Pitts
                                    Secretary
Summit, Illinois
March 31, 1999

                               ARGO BANCORP, INC.


                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 27, 1999



Solicitation and Voting of Proxies

     This proxy statement is being furnished to stockholders of Argo Bancorp, Inc. ("Argo" or the "Company") in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors" or "Board") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 27, 1999, at 3:00 p.m., at 7600 West 63rd Street, Summit, Illinois 60501, and at any adjournments thereof. The 1998 Annual Report to Stockholders, including the consolidated financial statements for the fiscal year ended December 31, 1998, accompanies this proxy statement, which is first being mailed to stockholders on or about March 31, 1999.

     Regardless of the number of shares of common stock owned, it is important that recordholders of a majority of the shares be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of Argo will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted "FOR" the election of the nominee for director named in Proposal 1 of this proxy statement and "FOR" the ratification of the independent auditors as set forth in Proposal 2 of this proxy statement.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

     The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Company and

Argo Federal Savings Bank, FSB (the "Savings Bank") without additional compensation therefor. Argo will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

     The securities which may be voted at the Annual Meeting consist of shares of common stock of Argo ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting except as described below. There is no cumulative voting for the election of directors.

     The close of business on March 23, 1999, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 2,004,896 shares.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominee proposed by the Board, or to "WITHHOLD AUTHORITY" to vote for the nominee being proposed. Under Delaware law and the Company's certificate of incorporation, directors are elected by a plurality of shares voted, without regard to either
(i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the ratification for the appointment of Crowe, Chizek and Company LLP as independent auditors of the Company set forth in Proposal 2, and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, you may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" with respect to the item. Under the Company's bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to either (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

     Proxies solicited hereby will be returned to the Company, and will be tabulated by inspectors of election designated by the Board, who will neither be employed by nor be a director of the Company or any of its affiliates.

Security Ownership of Certain Beneficial Owners

     The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the outstanding shares of Common Stock on the Record Date, as disclosed in certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission (the "SEC"), in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act") by such persons and groups. Other than those persons listed below, the Company is not aware of any person or group, as such term is defined in the Exchange Act, that owns more than 5% of the Common Stock as of the Record Date.

                                                                                  Amount and
                                                                                  Nature of
                                         Name and Address of                      Beneficial                        Percent
        Title of Class                     Beneficial Owner                        Ownership                        of Class
-------------------------------     -----------------------------         ------------------------------     ----------------------
        Common Stock                      John G. Yedinak                           980,489(1)                       46.67%
                                         1300 Hawthorne Lane
                                         Hinsdale, Illinois 60521

        Common Stock                      The Deltec Banking                        501,224(2)                       25.00%
                                         Corporation, Limited
                                         Deltec House
                                         Lyford Cay
                                         Nassau, Bahamas

       Common Stock                      Sergio Martinucci                         275,676(1)                       13.49%
                                         5440 N. Paris
                                         Chicago, Illinois 60656

       Common Stock                      Frances M. Pitts                          109,148(1)                        5.30%
                                         6624 Greene Road
                                         Woodridge, Illinois 60517

(1) Includes shares set forth below under "Proposal 1 - Information with Respect to the Nominees, Continuing Directors and Executive Officers."
(2) On December 31, 1996, the Company entered into a Stock Purchase Agreement (the "Purchase Agreement") with The Deltec Banking Corporation Limited, a banking corporation organized under the laws of the Commonwealth of the Bahamas ("Deltec") whereby Deltec acquired 25% of the issued and outstanding shares of the Company as of that date at $38.00 per share for an aggregate purchase price of $4.2 million. The Purchase Agreement was entered into following the submission by Deltec of a Rebuttal of Control to the Office of Thrift Supervision ("OTS") and the execution by Deltec International, S.A., the parent of Deltec, of a Rebuttal Agreement with the OTS. Pursuant to the Purchase Agreement, the Company, Deltec and John G. Yedinak also entered into a stockholder agreement (the "Stockholder Agreement"). The Stockholder Agreement stipulates that any time that the Company proposes to issue and sell any additional shares of its Common Stock, it shall notify Deltec and shall offer to sell to Deltec concurrently with the issuance and sale of additional shares (including fractional shares) such number of shares so that Deltec will continue to own 25% of the outstanding shares of the Company's Common Stock.
     Generally, the additional shares offered and sold to Deltec pursuant to the Stockholder Agreement will be at a similar price and upon substantially the same terms and conditions as the other additional shares sold. Additionally, in the event that the Company purchases or otherwise acquires any of its outstanding shares of Common Stock, it shall offer to purchase from Deltec such number of shares that, after the purchase, Deltec will continue to own 25% of the outstanding shares of the Company's Common Stock. Arthur E. Byrnes currently serves as Deltec's nominee and all of the shares owned by Deltec are also attributable to Mr. Byrnes. During the term of the Stockholder Agreement, and for so long as Deltec holds at least 15% of the Company's Common Stock, Deltec has the right to nominate one director to the Company's Board of Directors. The Stockholder Agreement also grants Deltec registration rights in respect of any shares of Common Stock that Deltec decides to sell. Furthermore, John G. Yedinak, the President and Chief Executive Officer of the Company has agreed that, during this time period, he will vote all shares of the Company's Common Stock owned by him for the nominee designated by Deltec. Finally, during the term of the Stockholder Agreement, Deltec has agreed to remain in compliance with the Rebuttal Agreement between Deltec and the OTS.

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                       PROPOSAL 1.  ELECTION OF DIRECTOR

     Directors are elected for staggered terms of three years each, with a term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

     The nominee proposed for election at the Annual Meeting is Donald G. Wittmer. Mr. Wittmer is a director of the Company. Mr. Wittmer is not being proposed for election pursuant to any agreement or understanding between any person and the Company.

     In the event that the nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that Mr. Wittmer will be unable or unwilling to serve. Unless authority to vote for the director is withheld, it is intended that the shares represented by the enclosed proxy card if executed and returned will be voted "FOR" the election of the nominee proposed by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE NAMED IN PROPOSAL 1.

Information with respect to the Nominee, Continuing Directors and Certain Executive Officers

     The following table sets forth, as of the Record Date, the names of the nominees and continuing directors and the named Executive Officers, as defined below, as well as their ages; a brief description of their recent business experience, including present occupations and employment; certain directorships held by each; and the year in which each first became a director of the Company or Savings Bank and the year in which their term (or in the case of the nominees, proposed terms) as director of the Company expires. This table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and the named Executive Officers and all directors and executive officers as a group as of the Record Date.

                                                                                   Amount
            Name and Principal                                   Expiration      and Nature      Ownership
          Occupation at Present                      Director      of Term     of Beneficial    at Percent
         and  for Past Five Years           Age    Since(1)(2)   as Director    Ownership(3)     of Class
------------------------------------------  ---    ------------  -----------  ----------------  -----------
Nominee:

Donald G. Wittmer                            63        1992           2002        28,004(4)         1.38%
 President and owner of Wittmer
 Financial Services, Ltd.


                                       5




            Name and Principal                                   Expiration      and Nature      Ownership
          Occupation at Present                      Director      of Term     of Beneficial    at Percent
         and  for Past Five Years           Age    Since(1)(2)   as Director    Ownership(3)     of Class
------------------------------------------  ---    ------------  -----------  ----------------  -----------
Continuing Directors:

Arthur E. Byrnes                             54      1997             2000        501,224(5)       25.00%
 Chairman, The Deltec Asset
  Management Corporation, a wholly
  owned subsidiary of Deltec;
  Director of Deltec International
  S.A., the parent holding company of
  Deltec.
Frances M. Pitts                             39      1992             2000        109,148(6)        5.30%
 Executive Vice President and Secretary
  of the Company; Senior Vice President,
  General Counsel and Secretary of the
  Savings Bank.

Sergio Martinucci                            64      1987             2001        275,676(4)       13.49%
 Vice President of the Company, and
  Chairman of the Board of the Savings
  Bank since 1987, President of Coldwell
  Banker-Stanmeyer Real Estate, a real
  estate brokerage firm.

John G. Yedinak                              49      1987             2001        980,489(6)       46.67%
 Chairman of the Board, President and
  Chief Executive Officer of the Company,
  Vice Chairman and Chief Executive
  Officer of the Savings Bank since 1987.

Stock ownership of all directors and                                            1,898,096(7)       85.59%
 executive officers as a group (6 persons)

____________________________
(1)  Includes years of service as a director of the Savings Bank.
(2) All directors, except Ms. Pitts and Messrs. Wittmer and Byrnes, are currently directors of the Savings Bank.
(3) Each person or relative of such person whose shares are included herein, exercises sole (or shared with spouse, relative or affiliate) voting or dispositive power as to the shares reported.
(4) Includes 38,000 and 24,000 shares subject to options which are currently exercisable and which may be acquired by Mr. Martinucci and Mr. Wittmer, respectively.
(5) See "Security Ownership of Certain Beneficial Owners" for a further discussion of the ownership of Deltec.
(6) Includes 95,984 and 54,000 shares subject to options which are currently exercisable and which may be acquired by Mr. Yedinak and Ms. Pitts, respectively.
(7) Includes 211,984 shares subject to options which are currently exercisable and 720 shares allocated to executive officers under the Company's MRP.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's officers (as defined in regulations promulgated by the SEC thereunder) and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, with the exception of a Form 5 filing for each of John Yedinak, Dominic Fejer, George Koehm, Maria Garcia, Frank Lis, Sergio Martinucci, Frances Pitts and Patricia Reid. The transactions were subsequently reported.

Meetings of the Board and Committees of the Board

  The Board of Directors met on a monthly basis during the year ended December 31, 1998. No directors attended fewer than 75% of the total number of Board and Committee meetings held during this period. The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

  Executive Committee. The Executive Committee of the Company consists of Messrs. Yedinak, Wittmer, and Martinucci. This committee exercises the authority of the Board of Directors with respect to matters requiring action between meetings of the Board of Directors. Any actions by this committee require subsequent ratification by the Board of Directors at the next regular meeting. This committee meets as needed between regular meetings of the Board. The Executive Committee met 12 times in 1998.

  Compensation Committee. The Compensation Committee of the Company consists of the full Board of Directors of the Company. The Board of Directors establishes compensation and benefits for each of the executive officers of the Company and the Savings Bank.

  Audit Committee. The Audit Committee of the Company consists of Messrs. Wittmer, Byrnes and Yedinak. The Audit committee met 12 times in 1998.

  Nominating Committee. The Company's Nominating Committee for the 1999 Annual Meeting of Stockholders consisted of the entire Board of Directors. The Nominating Committee considers and recommends the nominees for director to stand for election at the Company's annual meeting of stockholders. The Company's Bylaws provide for stockholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. The stockholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's bylaws and by the Exchange Act. The Nominating Committee last met on February 18, 1998.

Directors' Compensation

  Directors' Fees. Directors of the Company are paid $700 monthly for attendance at meetings and for services rendered to the Company. Directors of the Bank are paid $700 for attendance at monthly meetings of the Board, and are also compensated for service to and attendance at meetings of the committees of the Board on which they serve at the rate of $400

($450 for the Chairman) for each committee meeting. The Chairman of each Board and each committee is compensated at a higher rate for attendance at monthly meetings and for duties performed during the month and the Secretary of the Board and of each committee also receives compensation for services, at the rate of $400 each meeting.

  1998 Incentive Stock Option Plan. Each member of the Board of Directors who is not an officer or employee of the Bank or the Company, is eligible to receive non-statutory stock options to purchase shares of Common Stock under the Company's 1998 Incentive Stock Option Plan ("Incentive Stock Option Plan"). As of December 31, 1998, 12,000 options had been granted under the Incentive Stock Option Plan.

Executive Compensation

  The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  Compensation Committee Report on Executive Compensation. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and the other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee for the Company (the "Committee"), has prepared the following report for inclusion in this proxy statement:

  The Company's Compensation Committee has responsibility for reviewing the compensation policies and plans for the Company and its subsidiaries. The policies and plans established are designed to enhance both short-term and long-term operational performance of the Company and to build stockholder value through appreciation in the price of the Company's Common Stock.

  The Company provides certain benefits to all officers and employees who meet certain minimum requirements, regardless of position. These benefits include health insurance, vacation allowances, and life and long-term disability insurance. Officers are also provided the opportunity to participate in the Company's 401(k) Plan, Employee Stock Ownership Plan, and are eligible for awards of Options under the Company's 1998 Stock Option Plan. In past years, officers have also been paid discretionary bonuses based on the successful operations of the Company and subsidiaries; however, such bonuses have not been awarded since the 1996 fiscal year.

  One of the Committee's primary objectives is to develop and maintain compensation plans which provide the Company with the means of attracting and retaining high quality executives at competitive compensation levels and implement compensation plans which seek to motivate executives to perform to the fullest extent of their abilities by aligning the financial interests of the Company's senior management with those of its stockholders, thereby enhancing stockholder value. The Committee considers the level of compensation paid to executive officers of companies with operations and affiliates similar to that of the Company's, and reviews market trends in annual increases awarded to senior management. Adjustments to base salaries are made annually for all senior officers and employees of the Company, and have averaged 4% annually in the last three years, based on the Committee's consideration of comparable industry and market place averages, and assessment of the individual contributions of executives to the Company's overall operational success and performance.

  Each of the named Executive Officers of the Company, President and Chief Executive Officer John G. Yedinak and Executive Vice President and Corporate Counsel Frances M. Pitts, have been provided long-term Employment Agreements by the Company as previously described in this Proxy. In addition to establishing the mechanism for annual adjustment to base salary compensation, these Employment Agreements also provide for the payment of annual bonuses based on the results of operations of the Company. Bonuses have been paid under the terms of each of the Employment Agreements in four of the last five years. Although bonuses were earned in fiscal 1997 under the terms of each of the Agreements, each of the named Executive Officers declined to accept such bonuses during this period of restructuring by the Company.

  The compensation of the Company's Chief Executive Officer is set based on the method described above. For 1998, Mr. Yedinak earned approximately $387,000 in salary and bonus. Although few, if any, financial services holding companies' operations mirror that of the Company's, the Committee believes that, given the level of his responsibilities and the diverse nature of the Company's operations, Mr. Yedinak's 1998 compensation falls within the mid-range of similar companies.

  The Company has also provided Termination Agreements to certain senior executives of the Company which, in material part, establish base salary compensation and eligibility for bonus compensation, grant awards of Stock Options under the Company's 1998 Stock Option Plan based on operational results, and provide for the payment of additional compensation in the event of termination based on a change-of-control of the Company or its subsidiary, Argo Federal Savings Bank. Termination Agreements have, in the most recent two year period, been provided to the Chief Financial Officer of the Company, and the Chief Operating Officer and Controller of Argo Federal. In 1998, 12,000 Stock Options were issued pursuant to the terms of the Termination Agreements. No bonus payments or additional compensation based on the change-in-control provisions was paid in either 1997 or 1998 under any of the Agreements.

  Section 162(m) of the Internal Revenue limits tax deductions for executive compensation to $1 million. There are several exemptions to Section 162(m), including one for qualified performance-based compensation. To be qualified, performance-based compensation must meet various requirements, including shareholder approval. The Committee intends to consider annually whether it should adopt a policy regarding 162(m) and to date has concluded that it is not appropriate to do so. One reason for this conclusion is that, assuming current compensation policies remain in place, Section 162(m) will not be applicable in the near term to any executive's compensation.

  Submitted by the members of the Compensation Committee of the Board of
Directors:

Sergio Martinucci,     Donald G. Wittmer,   Arthur Byrnes,      John G. Yedinak,
Frances M. Pitts

Stock Performance Graph

  The following graph draws a five-year comparison of stockholder return on the Company's Common Stock based on the market price of the Common Stock assuming reinvestment of dividends, with the cumulative total returns of companies on the Nasdaq Stock Market Index and the S&P Mid-Cap Bank Index supplied by SNL Securities, LLP.


                             [GRAPH APPEARS HERE]


                                            Summary

Index                                                    Period Ending
------------------------           -----------------------------------------------------------
                                   6/21/94  12/31/94  12/31/95  12/31/96  12/31/97    12/31/98
                                   -------  --------  --------  --------  --------    --------
Argo Bancorp, Inc.                  100.00   101.37    107.21    133.22    148.68      169.10
NASDAQ  Total U.S. Index            100.00   106.67    150.87    185.53    227.61      319.97
SNL Midwest Thrift Index            100.00    98.22    148.45    187.03    301.43      278.50
----------------------------------------------------------------------------------------------

Executive Compensation

     Summary Compensation Table. The following table shows for the fiscal years ending December 31, 1996, 1997 and 1998, the cash compensation paid by the Company and its subsidiaries, the Savings Bank and On-Line, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and to the other executive officers of the Company who received total salary and bonus in excess of $100,000 in 1998 (the "Named Executive Officers").

                                            Annual Compensation                          Long-Term Compensation
                         --------------------------------------------  ---------------------------------------------------------
                                                                                   Awards                       Payouts
                                                                       ------------------------------  -------------------------
                                                            Other                      Securities
                                                            Annual      Restricted        Under-                      All Other
                                                            Compen-        Stock          lying            LTIP        Compen-
Name and                        Salary       Bonus          sation        Award(s)       Options/         Payouts      sation
Principal Officer    Year      ($)(1)(2)     ($)(3)         ($)(4)          ($)           SARs(#)         ($)(5)         ($)
------------------  -------  -----------  ------------   -----------  -------------  ---------------   -----------  ------------
John G. Yedinak      1998      $378,811     $ 40,398      $    --       $     --           $   --          None      $ 17,701(6)
 President and       1997       359,804      176,000           --             --               --          None       24,816(6)
  Chief Executive    1996       320,336      200,998           --             --               --          None       58,451
  Officer of the
  Company and
  President and
  Chief Executive
  Officer of the
  Savings Bank


Frances M. Pitts     1998      $161,781     $ 20,199        $  --       $     --           $   --          None       $14,569(6)
  Executive Vice     1997       144,615       70,500           --             --               --          None        23,482(6)
   President and     1996       126,368       82,989           --             --               --          None        21,453
   Secretary of the
   Company and
   Senior Vice
   President,
   General Counsel
   and Secretary of
   the Savings Bank


____________________________
(1) Includes amounts of salary deferred pursuant to the Savings Bank 401(k) Plan. Under the Plan, participants may elect to have up to the lesser of 12% or $9,500 of annual compensation deferred for the Plan year.
(2) Includes directors' fees received from the Company, the Savings Bank and On-Line with respect to Mr. Yedinak; and directors' fees and Secretary's fees received from the Company and the Savings Bank with respect to Ms. Pitts.
(3) Includes deferred bonus amounts as described under the "Employment Agreements" with respect to Mr. Yedinak and Ms. Pitts. Such bonuses were based upon the financial results of the Company for 1996 and 1998. No bonuses were paid for 1997.
(4) For 1996, 1997 and 1998, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the years;
     (b) payments of above market preferential earnings on deferred compensation; (c) payments of earnings with respect to long term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or
     (e) preferential discounts on stock.
(5) The Company does not maintain a long-term incentive plan and therefore, there were no payouts or awards under such plan.

(6) Includes $4,750 and $4,750 contributed by the Savings Bank pursuant to the 401(k) Plan for the account of Mr. Yedinak and Ms. Pitts, respectively, for the year ended December 31, 1998. Excludes $84,378 and $12,032 which represents the market value of premiums paid on supplemental policies covering life (with proceeds to be paid to the Company and the Bank) and long-term disability for Mr. Yedinak and Ms. Pitts for the year ended December 31, 1998. Includes $12,951 and $9,819, the market value of the allocations of shares made under the Employee Stock Ownership Plan for 1998 to Mr. Yedinak and Ms. Pitts, respectively.

     Employment Agreements. The Company and the Savings Bank (collectively, the "Employer") entered into employment agreements ("Agreements") with each of Mr. Yedinak and Ms. Pitts (the "Executives"), effective November 1, 1996. The Savings Bank employment agreements provide for a three year term and, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend the agreements for an additional year so that the remaining term shall be three years after conducting a performance evaluation of the Executives. The Savings Bank employment agreements for Mr. Yedinak and Ms. Pitts were renewed in November 1998. The Company Agreements provide for a five year term and shall be extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. Under the Agreements with each of the Executives, base compensation of $159,428 and $177,283 with respect to Mr. Yedinak, and $105,480 and $34,500 with respect to Ms. Pitts will be paid by each of the Savings Bank and the Company, respectively. The salary amounts under the Agreements may be increased at the discretion of the Board of Directors, or authorized committee of the Board, of each of the Company and the Savings Bank. The salary may not be decreased during the term of the Agreements without the prior written consent of the executive officer.

     Pursuant to the Agreements, in addition to the Executive's base compensation, an amount equal to 2% for Mr. Yedinak and 1% for Ms. Pitts of gross profits of each of the Company and Savings Bank shall be credited as additional compensation to the executive to be paid on the earlier of termination for other than cause, death or disability, the expiration of the Agreements, or annually on the anniversary date of the Agreements. The deferred amounts will be forfeited if the Executive is terminated prior to the anniversary date of the Agreements for any reason other than death or disability. The Agreements also provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The Agreements provide for termination by the Savings Bank or the Company for cause as defined in the Agreements at any time.

     In the event the Savings Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Savings Bank and the Company upon: (i) termination of employment other than for disability, retirement or cause or (ii) the Executive's resignation upon: (a) a failure to re-elect the Executive or his current offices or failure to nominate or renominate the Executive to the board;
(b) a material demotive change in the Executive's functions, duties or responsibilities; (c) a relocation of the Executive's principal place of employment by more than 30 miles; (d) a material reduction in benefits or perquisites being provided to the Executive under the Agreements; (e) liquidation or dissolution of the Savings Bank or the Company; or (f) a breach of the Agreements by the Savings Bank or the Company, the Executive or, in the event of death, his beneficiary would be entitled to receive an amount equal to the base salary increased annually by four percent (4.0%) due to the Executive for the remaining term of the Agreements and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Savings Bank or the Company during the remaining term of the Agreements. The Savings Bank and the Company would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the Agreements.

     Under the Agreements, if voluntary or involuntary termination follows a change in control of the Savings Bank or the Company (as defined in the Agreements), the Executive or, in the event of the Executive's death, his beneficiary, would be entitled under the Company Agreements to a severance payment equal to five times the average of the three preceding taxable years' annual compensation. Under the Savings Bank Agreements, the Executive would be entitled to a severance payment equal to three times the Executive's average annual compensation for the five most recent taxable years. The Savings Bank and the Company would also continue the Executive's life, health, and disability coverage for sixty months. Notwithstanding that both the Savings Bank and the Company Agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement. Any excise taxes due as a result of an "excess parachute payment" under the Company Agreements will be reimbursed under the Agreements. Based solely on the Salary and Bonus reported in the Summary Compensation Table for 1998 assuming all compensation was paid under the Company Agreement with respect to Mr. Yedinak and the Savings Bank Agreement with respect to Ms. Pitts, and excluding any benefits under any employee plan which may be payable, following a change in control and termination of employment, Mr. Yedinak and Ms. Pitts would be entitled to severance payments of approximately $886,415 and $316,440, respectively.

     Payments to the Executive under the Savings Bank Agreements will be guaranteed by the Company in the event that payments or benefits are not paid by the Savings Bank. Payment under the Company Agreements would be made by the Company. The Agreements also provide that the Savings Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

  Management Recognition Plan and Trust. The Management Recognition and Retention Plan (the "MRP") provides stock awards to officers and key employees. Awards made after June 1, 1995 are subject to performance goals and vest at a rate of 16.66% on the last day of each six month period following the date of grant. Awards made prior to June 1, 1995 are not subject to performance goals and vest at a rate of 33.33% per year commencing on the date of grant. As of December 31, 1998, 2,340 shares have been granted pursuant to the MRP and remain unvested and 26,852 shares remain available for grant.

  Stock Option Plans. On May 20, 1998 the Stockholders of the Company approved the Incentive Stock Option Plan. The Incentive Stock Option Plan provides for discretionary awards of options to purchase Common Stock to officers and key employees as determined by a committee of disinterested directors. During 1998, 12,000 stock options were granted under the Incentive Stock Option Plan. All outstanding options to purchase common stock held by employees were granted under the Argo Bancorp, Inc. 1991 Employee Stock Option and Incentive Plan (the "1991 Stock Option Plan"). The following table provides certain information with respect to option exercises in the previous fiscal year by Named Executive Officers and the number of shares of Common Stock represented by outstanding stock options held by the Named Executive Officers as of December 31, 1998. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock. As of December 31, 1998, 388,000 options to purchase shares of Common Stock are available for grant (all under the Incentive Stock Option Plan) and 383,068 options to purchase Common Stock have been granted under predecessor plans and are currently outstanding.


                                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                              FISCAL YEAR END OPTION/SAR VALUES

                                                                                                           Value of
                                                            Number of Securities Underlying        Unexercised In-the-Money
                          Shares                                  Unexercised Options                    Options/SARs
                        Acquired on                                at Fiscal Year End                 at Fiscal Year-End
      Name               Exercise        Value Realized              (#)(1)(2)(3)(4)                         ($)(5)
------------------  ----------------  ------------------  -------------------------------------------------------------------
                                                            Exercisable        Unexercisable     Exercisable    Unexercisable
                                                          ----------------  ------------------  -------------  --------------
  John G. Yedinak            0           $     --            95,984(6)               --           $494,318      $     --

  Frances M. Pitts           --                --            54,000(7)               --            291,000            --

________________________
(1) All options become 100% exercisable upon death, disability, retirement or a change in control, as defined generally under the Incentive Option Plan.
     In addition, vesting of non-statutory options may be accelerated by a committee consisting of outside directors.
(2) The purchase price may be made in whole or in part through the surrender of previously held shares of common stock.
(3) Under limited circumstances, such as death, disability or normal retirement of an employee, the employee (or his beneficiary) may request that the Company, in exchange for the employee's surrender of an option, pay to the employee (or beneficiary) the amount by which the fair market value of the Common Stock exceeds the exercise price of the option on the date of the employee's termination of employment. It is within the company's discretion to accept or reject such a request.
(4) Options are subject to limited (SAR) rights pursuant to which the options, to the extent outstanding for at least six months, may be exercised in the event of a change in control of the Company. Upon the exercise of a limited right, the optionee would receive a cash payment equal to the difference between the exercise price of the related option on the date of grant and the fair market value of the underlying shares of Common Stock on the date the limited right is exercised.
(5)  The price of the Common Stock on December 31, 1998 was $9.00.
(6)  The exercise price for 95,984 options is $3.85.
(7) The exercise price for 50,000 options is $3.50 and the exercise price for 4,000 options is $5.00.

Indebtedness of Management and Transactions with Certain Related Persons

     The Savings Bank has adopted a policy which requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.


        PROPOSAL 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Company's independent auditors for the year ended December 31, 1998 were KPMG Peat Marwick LLP. The Board of Directors has appointed Crowe, Chizek and Company LLP as independent auditors for the Company for the year ending December 31, 1999.

     On December 2, 1998, the Company dismissed KPMG Peat Marwick LLP ("KPMG") as the Company's independent accountants and engaged Crowe, Chizek and Company LLP as its independent accountants. KPMG's reports on the financial statements of the Company for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change independent accountants was approved by the Company's Board of Directors and its Audit Committee. During the Company's fiscal years ending December 31, 1996 and December 31, 1997 and the subsequent interim period preceding the dismissal, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement(s) in connection with their report. The Company has provided KPMG with a copy of this disclosure and KPMG has written a letter addressed to the Securities and Exchange Commission (the "Commission") stating that it agrees with the above statements.

     On the date of dismissal of KPMG, the Company engaged Crowe, Chizek and Company LLP as independent accountants for the fiscal year ending December 31, 1999. Prior to the appointment of Crowe, Chizek and Company LLP, the Company did not engage or consult with Crowe, Chizek and Company LLP regarding any of the matters described in Item 304(a)(2) of Regulation S-K.

     Representatives of KPMG Peat Marwick LLP are not expected to be present at the Annual Meeting. Representatives of Crowe, Chizek and Company LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

     Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted FOR ratification of the appointment of Crowe, Chizek and Company LLP as the independent auditors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                             ADDITIONAL INFORMATION

Stockholder Proposals

     To be considered for inclusion in the proxy statement and proxy relating to the Annual Meeting of Stockholders to be held in 2000, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, not later than December 10, 1999. Any such proposal will be subject to 17 C.F.R. (S) 240.14a-8 of the Rules and Regulations under the Exchange Act.

Notice of Business to be Conducted at an Annual Meeting

     The bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Secretary of the Company not less than thirty (30) days nor more than sixty (60) days prior to such annual meeting, provided, however, that if less than thirty-one days' notice of the annual meeting is given to stockholders, notice by the stockholder shall be delivered to the Secretary of the Company not later than the close of the tenth (10) day following the day on which notice of the annual meeting was mailed to stockholders. The notice must include the stockholder's name and address as it appears on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder, and any material interest of such stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Annual Meeting

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy promptly. If you are present at the Annual Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Annual Meeting.

     A copy of the Form 10-K (without exhibits) for the year ended December 31, 1998, as filed with the SEC will be furnished without charge to stockholders of record upon written request to Argo Bancorp, Inc., Ms. Frances M. Pitts, Secretary, 7600 West 63rd Street, Summit, Illinois 60501.

                                By Order of the Board of Directors

                                /s/ Frances M. Pitts

                                Frances M. Pitts
                                Secretary


Summit, Illinois
March 31, 1999



YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 [FRONT SIDE]

                                REVOCABLE PROXY
                               ARGO BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                                 April 27, 1999
                             3:00 p.m. Central Time


     The undersigned hereby appoints the official proxy committee of the Board of Directors of Argo Bancorp, Inc. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on April 27, 1999 at 3:00 p.m. Central Time, at 7600 West 63rd Street, Summit, Illinois, and at any and all adjournments thereof, as follows:

          1.  The election as director of the nominee listed.


                           Donald G. Wittmer

                   FOR                         VOTE WITHHELD
                   ---                         -------------
                   [_]                              [_]


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED NOMINEE.


          2. The ratification of the appointment of Crowe, Chizek and Company LLP as independent auditors for the fiscal year ending December 31, 1999.


                   FOR            AGAINST           ABSTAIN
                   ---            -------           -------
                   [ ]              [ ]               [ ]



           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                                  [BACK SIDE]

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated March 30, 1999 and of the Annual Report to Stockholders.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

                                          Dated:  ________________________


                                                  ________________________
                                                  SIGNATURE OF STOCKHOLDER


                                                  ________________________
                                                  SIGNATURE OF STOCKHOLDER


                        -------------------------------


            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE